Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 30, 2022, with respect to the audited consolidated financial statements of Processa Pharmaceuticals, Inc. for the years ended December 31, 2021 and 2020 included in the Annual Report on Form 10-K, as amended, of Processa Pharmaceuticals, Inc. for the year ended December 31, 2021.

/s/ BD & Company, Inc.

Owings Mills, MD

August 16, 2022